Exhibit 10.3

FIBROBIOLOGICS, INC.

CONSULTING AGREEMENT

This Consulting Agreement, along with its exhibits and Statements of Work (collectively, the “Agreement”), effective as of May 15, 2025 (the “Effective Date”) is between Robert E. Hoffman, with an address of *** (the “Consultant”), and FibroBiologics, Inc., a Delaware corporation, with offices located at 455 E. Medical Center Blvd., Suite 300, Houston, Texas 77598 (the “Company”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services.
(c)
Performance. Consultant shall perform for the Company the services (the “Services”) described in the statement of work set forth as Exhibit A attached hereto (as amended or supplemented from time to time, the “Statement of Work”). Unless expressly otherwise stated in the relevant Statement of Work, the Company may instruct Consultant with respect to the elements of, the results to be derived from, the timing of and the location of performance of, the Services. Consultant shall comply with any such instructions provided by the Company. If any services, functions or responsibilities not specifically described in this Agreement are reasonably required for the proper performance and provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement.
(d)
Standards. Consultant shall provide the Services in a proper, timely and efficient manner in accordance with this Agreement using that standard of care and skill that would reasonably be expected of an experienced provider of services similar to the Services. Consultant shall keep the Company informed of all matters in relation to the provision of the Services and shall meet with the Company on a regular basis and as reasonably requested by the Company, to keep the Company up to date on the progress of the Services. Consultant shall ensure that it has adequate and all necessary information, skills, personnel and resources to deliver the Services in compliance with this Agreement.
(e)
Consultant Personnel. Consultant shall not use any third parties who are not its employees to perform any Services without in each case, the prior written consent of the Company, which may be withheld or conditioned in the Company’s sole discretion. Consultant shall ensure that all employees and any permitted contractors (collectively, the “Personnel”) it assigns to perform the Services are at all times competent and properly trained and qualified to perform the Services. Consultant shall be liable for all acts and omissions of its Personnel with respect to the performance of the Services, and shall ensure that its Personnel comply with all applicable terms and conditions of this Agreement.
(f)
Company Affiliates. The Company may in writing direct Consultant to perform certain Services for any Company affiliates. Consultant shall perform any such Services to such affiliates in accordance with the terms and conditions of this Agreement. Consultant’s provision of such Services to such affiliates and each affiliate’s receipt of such Services shall be governed by the terms and conditions of this Agreement. The term “affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
2.
Payment.
(c)
Fixed Fees. Except as otherwise expressly provided under a Statement of Work, the fees payable by the Company to Consultant as expressly set forth in a Statement of Work are the only amounts Consultant is entitled to invoice and recover from Company for the performance of its obligations under a Statement of Work and include all fees, charges, costs or expenses that are incurred by Consultant, including amounts in connection with third party resources, equipment, software, travel, lodging, transportation or any additional or unforeseen costs incurred by Consultant.
(d)
Expenses. If a Statement of Work specifies that the Services shall be performed by Consultant on a time and materials basis, or if the Company otherwise specifically and expressly agrees to reimburse Consultant for expenses in such Statement of Work, the Company shall only be required to reimburse Consultant at cost (with no markup) for Consultant’s pre-approved out-of-pocket expenses which are reasonable and necessary for Consultant to incur in furtherance of its performance under the Statement of Work. All such expenses shall be subject to any Company policies included the Statement of Work. Under no other circumstances shall the Company be required to reimburse Consultant for any costs or expenses incurred by Consultant.
(e)
Payment Terms. Unless otherwise set forth in a Statement of Work, Consultant shall invoice the Company, or its designee, in U.S. dollars and shall ensure that each invoice submitted to the Company, or its designee, is addressed in accordance with the requirements, is issued in accordance with the procedure (including as to the time for submitting invoices) and contains the information, specified in the relevant Statement of Work, and all other information that will enable the Company, or its designee, to verify the invoice. Consultant shall not invoice the Company, or its designee, (and the Company, or its designee, does not have to pay) for any amounts that are not invoiced in accordance with the requirements in this Section 2 within one (1) month from the end of the month in which the Services to which those amounts correspond were performed unless a different invoicing period is specified in the relevant Statement of Work or the Service is provided as part of a project which extends for more than one (1) month and for which there is no interim billing. If an invoice meets the requirements in this Section 2 and the Company, or its designee, does not dispute that invoice in good faith, the Company shall pay the undisputed portion of that invoice within thirty (30) days after the date on which the invoice is received by the Company, or its designee. In the event that the Company, or its designee, disputes any invoice, the Company, or its designee, shall provide Consultant with notice of such dispute, and the Parties shall work together in good faith to resolve the dispute.

(f)
Taxes. Consultant shall report as income all compensation received by Consultant under this Agreement, and Consultant shall pay all self-employment and other federal, state and local taxes applicable to the operation of Consultant’s business. Consultant shall be fully responsible for applicable withholding taxes for all compensation paid to Consultant and its Personnel under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and Consultant’s Personnel, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.
3.
Term and Termination.
(c)
Term. This Agreement shall commence on the Effective Date and shall expire upon the later of, the one year anniversary of the Effective Date or the date the last Statement of Work expires or is terminated (the “Term”), unless terminated earlier in accordance with this Section 3.
(d)
Termination for Cause. The Company may immediately terminate this Agreement or any Statement of Work by providing Consultant with written notice if Consultant commits a breach of this Agreement or any Statement of Work which is incapable of cure, or if Consultant commits a breach of this Agreement or any Statement of Work which is capable of cure and the breach remains uncured by Consultant after thirty (30) days of the Company’s written notice of such breach to Consultant.
(e)
Termination for Convenience. The Company may immediately terminate this Agreement or any Statement of Work without cause by giving (30) days’ prior written notice to Consultant, provided that Consultant shall be paid by the Company for any undisputed portion of the Services performed in accordance with this Agreement up to the date of termination.
(f)
Termination for Insolvency. Either Party may terminate this Agreement in its entirety upon written notice to the other Party as of the date specified in such termination notice if such other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency laws, whether domestic or foreign, or is wound-up, dissolved or liquidated, voluntarily or otherwise. Upon the occurrence of any of the above events, the Party experiencing such event shall give immediate notice to the other Party.
(g)
Effect of Termination or Expiration. At the Company’s option and request, Consultant shall destroy or return, any and all Confidential Information (as defined below) in Consultant’s possession or control, and deliver and transfer all Inventions (as defined below) to the Company or the Company’s designee in a form and manner reasonably requested by the Company.
(h)
Survival. Sections 2(d), 3, 5, 6, 7, 8(a), 9, 10 and 12 shall survive termination or expiration of this Agreement for any reason.

4.
Conflicts.
(c)
Consultant shall ensure that its performance of the Services under this Agreement does not and shall not result in Consultant breaching any obligation that Consultant owes to any third party. If Consultant desires to enter into a relationship with a third party that may conflict with Consultant’s relationship with or obligations to the Company, Consultant shall first inform the Company of such proposed relationship and shall not enter into such relationship unless and until the Company has approved of such relationship in writing. Any such approval may be conditioned or withheld by the Company in its reasonable discretion.
(d)
Consultant shall ensure that none of its Personnel who have access to Confidential Information does or will provide services to any third party that derives a material portion of its revenue from a business that is substantially similar to the Company’s business during the time they have access to Confidential Information and for six (6) months after such access ends. Consultant shall take such steps as are necessary to prevent Confidential Information from being disclosed to any Personnel performing services on behalf of any such third party.
(e)
Consultant shall not disclose to the Company or use or incorporate into any Service or deliverable provided to the Company, any Intellectual Property (as defined below) or other information of third parties which Consultant does not have the right to disclose and which Company is not free to use without liability of any kind.
5.
Confidential Information.
(c)
Definition. “Confidential Information” means any information that is disclosed by or on behalf of the Company in connection with this Agreement, whether directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries, which is either: (i) conspicuously marked or otherwise identified as confidential or proprietary at the time of disclosure; or (ii) should reasonably be understood by Consultant to be confidential based upon the nature of the information disclosed or the circumstances of the disclosure. Confidential Information includes: (i) the existence and terms of this Agreement; (ii) any information that relates to the actual or anticipated business and/or products, services, research or development of the Company, its affiliates or subsidiaries or to their technical data, trade secrets, or know-how, including research, product plans, or other information, customer lists and customers (including customers of the Company on whom Consultant called or with whom Consultant became acquainted during the Term), software, developments, inventions, structures, models, techniques, processes, samples, compositions, compounds, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information; and (iii) the existence of any dispute arising under this Agreement and the terms and facts of such dispute, including any settlement amounts. Confidential Information shall not include any such information which Consultant can establish, by providing competent tangible proof: (i) was already known by Consultant on a non-confidential basis at the time of disclosure by or on behalf of the Company; (ii) was in the public domain prior to the time of its disclosure under this Agreement or subsequently enters the public domain other than as the result of a breach of this Agreement by Consultant; (iii) is subsequently disclosed to Consultant on a non-confidential basis from a source that is not known to Consultant to be bound by any contractual or other obligation of confidentiality to the Company or to any other person with respect to any such information; or (iv) was independently developed by Personnel of Consultant without use of the Company’s Confidential Information.
(d)
No Disclosure. During and after the Term, Consultant shall: (i) hold in the strictest confidence, and take all reasonable precautions and steps to prevent any unauthorized use or disclosure of Confidential Information, with at least the same degree of care and precaution that it takes to protect its own confidential information; and (ii) restrict access to Confidential Information to those of its Personnel with a need for access to such Confidential Information for Consultant to perform its obligations under this Agreement, provided that such Personnel are bound by obligations of confidentiality no less protective than the terms of this Agreement. Consultant shall not: (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services; nor (ii) disclose the Confidential Information to any third party.
(e)
Security. Consultant shall receive, transmit and store Confidential Information in a secure manner. Consultant shall not store such information on servers accessible to any person not bound by obligations of confidentiality under this Agreement.
(f)
Mandatory Disclosures. If Consultant receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information or becomes aware of a request for information under any applicable law that may result in the disclosure of any Confidential Information under this Agreement, including disclosure of any parts of the Agreement, Consultant shall, to the extent legally permissible, promptly notify the Company, and provide reasonable assistance to the Company to enable the Company to (at the Company’s own cost and expense) object to, oppose, quash or otherwise limit the subpoena, process or disclosure.
(g)
Publications. Any presentations, handouts, visual aids, scripts or other materials relating to the Company that Consultant prepares or uses in connection with the Services shall be Company Confidential Information. To the extent Consultant desires to use any such materials for any academic presentations or publications, Consultant may only do so if the publications and content of the presentations, as applicable, have been reviewed and approved in writing by the Company in advance. Consultant shall furnish copies of any such proposed publications or content of such proposed presentations to the Company for review and comment at least thirty (30) days in advance of the submission of such proposed publication or date of the presentation. Consultant shall incorporate all feedback provided by the Company and submit the revised publications or presentations for the Company’s review and approval in accordance with the process described in this Section 5(e). Any publications or presentations published or made by Consultant shall include any written acknowledgement requested by the Company. Any other acknowledgements or references to the Company or any Company Personnel shall be subject to the Company’s prior approval.
6.
Intellectual Property.
(c)
Definitions. (i) “Background Material” of a Party means any works of authorship or other tangible materials developed by such Party prior to the Effective Date or outside the scope of such Party’s activities under this Agreement, and all Intellectual Property rights therein. Consultant’s Background Material does not include any works of authorship or other tangible materials that are developed, discovered, invented or conceived of using any Confidential Information. (ii) “Intellectual Property” means (A) copyrights and copyright applications or registrations, including any renewals; (B) trademarks, service marks, trade names, and applications or registrations for any of the foregoing; (C) trade secrets or any data or information which provides value or a competitive advantage to its holder by not being publicly known; (D) patents, patent applications, continuations, divisionals, reexaminations, reissues, continuations-in-part, and foreign equivalents of the foregoing; and (E) any other proprietary rights in any jurisdiction in the world. (iii) “Inventions” means any and all discoveries, concepts and ideas created, conceived, discovered, made, developed or reduced to practice by or on behalf of Consultant, whether alone or jointly with the Company or others, during the performance of its obligations under this Agreement, including by the use of Confidential Information or Company Background Material, whether patentable or not, in any stage of completion, including any processes, methods, formulas, compositions, techniques, articles, and machines, as well as improvements thereof or know-how related thereto or relating to Company’s business, including actual or anticipated research and development of Company, and all Intellectual Property rights in any of the foregoing.
(d)
Background Material. Each Party shall remain the sole and exclusive owner of all right, title and interest in and to its Background Material. Neither Party acquires any rights to any of the other Party’s Background Material under this Agreement except that Consultant hereby grants and agrees to grant to the Company a worldwide, non-exclusive, perpetual, irrevocable, assignable, sublicensable (on multiple levels), royalty-free and fully paid-up right to use, copy, modify, distribute, display, perform, prepare derivative works of, make, have made, import, supply, sell and offer for sale any of Consultant’s Background Material that is disclosed, delivered or otherwise made available to the Company in connection with this Agreement, for the sole purpose of using the Services or Inventions.
(e)
Ownership of Inventions. The Company shall be the sole and exclusive owner of all right, title and interest in and to any and all Inventions. The Inventions shall be deemed a “work made for hire”, as defined in Title 17 of the United States Code, or to the fullest extent permitted by any other applicable law, and all right, title and interest in and to the Inventions shall fully vest in the Company by operation of law. To the extent all right, title and interest in or to all or any portion of the Inventions does not fully vest in the Company pursuant to the preceding sentence, Consultant hereby does and agrees to irrevocably transfer, grant, convey and assign to the Company all right, title and interest in and to the Inventions. Consultant shall not challenge the validity of the Company’s ownership in the Inventions or any Intellectual Property rights embodied in the Inventions. To the extent Consultant has any rights to the Inventions that cannot be assigned to the Company, Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights, and shall, at the Company’s request and expense, consent to join in any action to enforce such rights. In accordance with the relevant Statement of Work or upon the Company’s request from time to time, Consultant shall promptly deliver to the Company all Inventions in Consultant’s possession or control.
(f)
Reservation. Consultant retains no right, title or interest in or to the Inventions except for that so long as Consultant is complying with the terms of this Agreement, the Company hereby grants to Consultant a non-exclusive, revocable, non-assignable, non-sublicensable right to use the Inventions for the sole purpose of performing the Services during the Term. Except as expressly set forth in this Section 6(d), nothing in this Agreement shall be deemed to be or construed as a license or transfer of any right, title or interest in or to any Intellectual Property rights of the Company.
(g)
Cooperation. Consultant shall cooperate with and take all such actions reasonably required by the Company during and after the Term, in the Company’s prosecution, maintenance and enforcement of its rights in the Inventions in any jurisdiction, including the execution, verification and delivery of any documents and performance of any other acts (including appearances as a witness) deemed necessary by the Company. If the Company is unable for any reason to secure Consultant’s signature on any document needed in connection with the actions specified in this Section 6, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, to act for and on its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 6 with the same legal force and effect as if executed by Consultant.
7.
Representations and Warranties.
(c)
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it has all requisite corporate power and authority (or if Consultant is not a corporation, Consultant represents and warrants that it has sufficient power and authority under its organizational documents or agreements, if applicable) to enter into this Agreement and to carry out the transactions contemplated under this Agreement; (ii) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement have been duly authorized by all requisite corporate (or, as applicable, other entity) action on the part of such Party; and (iii) this Agreement has been duly executed and delivered by such Party and (assuming the due authorization, execution and delivery by the other Party) is a valid and binding obligation of such Party and enforceable against it in accordance with its provisions, as limited by applicable bankruptcy, insolvency and other laws of general application affecting enforcement of creditors’ rights generally.
(d)
Consultant Representations and Warranties. Consultant represents and warrants that: (i) Consultant has the skills, expertise, knowledge, authority, ability and experience necessary to perform the Services; (ii) Consultant has and shall obtain all necessary and adequate licenses, approvals, permits, assignments and consents (as applicable) to enter into this Agreement and to perform its obligations and provide all assignments, licenses and other rights to the Company as contemplated under this Agreement, including obtaining any necessary assignments of Intellectual Property rights from any relevant Consultant Personnel or third parties to give effect to any licenses or assignments of Intellectual Property rights to the Company as contemplated under this Agreement; (iii) Consultant’s performance of Services pursuant to this Agreement does not violate any applicable laws, statutes, rules and regulations, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the federal False Claims Act (31 U.S.C. § 3729, et seq.), and the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), and any and all state equivalents to these laws; (iv) Consultant is not under investigation and has not been convicted or found civilly liable for violating any laws applicable to Consultant; (v) Consultant does not have any actual or potential personal or professional conflicts of interest that affect Consultant’s ability to perform

Services; and (vi) the Inventions and Services, the Company’s receipt or use of the Inventions and Services in accordance with this Agreement, and Consultant’s entry into and performance of this Agreement, shall not infringe or misappropriate any third party’s rights, including any Intellectual Property rights or rights of confidentiality or privacy of a third party in the performance of the Services.
8.
Compliance.
(c)
Records and Audit. Consultant shall maintain, during the Term and one (1) year thereafter, all documents and records in sufficient detail to allow the Company to determine Consultant’s compliance with this Agreement. During the Term, Consultant shall permit one (1) audit annually by the Company or its designee to inspect and examine Consultant’s premises, accounts, documents, IT systems and records to verify such compliance.
(d)
Sunshine and Other Transparency Laws. Should any Services performed under this Agreement or any Statement of Work involve, directly or indirectly, the payment or transfer of value to any individual licensed to dispense or prescribe medical treatment, drugs, or devices or otherwise categorized as a Healthcare Practitioner under the U.S. Physician Payments Sunshine Act (§ 6002 of the Patient Protection and Affordable Care Act) or any state law analogues, as necessary, the Company may report, in its sole discretion, such payments or transfers of value. Consultant acknowledges, agrees and consents to the Company disclosing such payments or transfers of value to Consultant pursuant to this Agreement (including fees and expenses paid by the Company for work performed by Consultant under this Agreement) to the extent the Company determines (in its sole discretion) that the disclosure thereof is required by applicable law, regulation or Company policy.
9.
Limitation of Liability.
(c)
No Liability. IN NO EVENT SHALL THE COMPANY OR ITS AFFILIATES, OR THEIR PERSONNEL, PRINCIPALS, TRUSTEES, OFFICERS OR CUSTOMERS BE LIABLE TO CONSULTANT FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, OR ANY LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF GOODWILL OR REPUTATION OR LOSS OF EXPECTATION, WHETHER OR NOT THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
(d)
Liability Cap. To the extent the Company’s liability has not already been excluded under Section 9(a), the Company’s maximum aggregate potential liability to Consultant under this Agreement shall be limited to the amount paid or payable by the Company to Consultant under this Agreement in the six (6) month period immediately preceding the occurrence of the applicable event giving rise to the relevant claim.
10.
Indemnification. Consultant shall indemnify, defend and hold the Company and any of its directors, officers, affiliates, and Personnel harmless from and against any claims, demands, actions, proceedings, or losses, liabilities, damages and all related costs and expenses (including reasonable legal fees and reasonable costs of investigation, litigation, settlement, judgment, appeal, interest and penalties) suffered or incurred by any of them arising out of or in connection with: (a) any gross negligence or intentional misconduct of Consultant; (b) any breach of this Agreement by Consultant or failure to fully and properly perform Consultant’s obligations under this Agreement; or (c) any withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant’s Personnel.
11.
Insurance. Consultant shall, at Consultant’s sole expense and to the extent customary in view of the Services provided by Consultant, obtain insurance covering such risks and with such coverage limits as are reasonable and customary in view of the Services to be rendered and the risks associated with the Services, including, if appropriate, malpractice insurance and general liability insurance. The Company reserves the right to require Consultant to obtain additional insurance coverage if it reasonably appears to the Company that Consultant's coverage is inadequate to cover the risks associated with the Services. The Company also reserves the right to require that the Company be named as an additional insured on Consultant’s liability insurance policy. In addition, Statements of Work may set forth certain insurance requirements; Consultant shall comply with any such insurance requirements during the term of the relevant Statement of Work.
12.
Miscellaneous.
(c)
No Minimum Volume or Exclusivity. The Company shall not be obligated to purchase a minimum volume of Services from Consultant, and there are no minimum fees or other minimum amounts payable by the Company to Consultant, under this Agreement. Any commitments made by the Company in this Agreement are non-exclusive and nothing in this Agreement shall preclude the Company from obtaining any services from a third party, or performing any services itself or jointly with a third party.
(d)
Amendments and Waivers. This Agreement may only be amended with the written consent of the Parties. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.
(e)
Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all oral negotiations and prior writings or understandings. To the extent the terms and conditions in a Statement of Work conflict with this Agreement, the terms and conditions of this Agreement shall govern to the extent of that conflict. If additional obligations are set forth in a Statement of Work, such additional obligations shall not be deemed a conflict.
(f)
Notices. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be deemed given (i) upon receipt, when delivered personally, (ii) upon delivery, if sent to the recipient by a reputable courier or overnight delivery service, (iii) upon receipt, if mailed by certified or registered mail (airmail if sent internationally), return receipt requested, with postage prepaid, or (iv) when received, as documented with confirmation of successful receipt if sent via email or facsimile, if, in each case, such notice or communication is addressed to the Party to be notified at such party’s address as set forth above or in the signature block below, or as subsequently modified by written notice.
(g)
Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. In any dispute between the Parties arising out of or relating to this Agreement: (i) each Party irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California, (ii) if any action is commenced in state court, then, subject to applicable law, no Party shall object to the removal of such action to any federal court located in the Northern District of California, (iii) each Party irrevocably waives the right to trial by jury, and (iv) each Party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.
(h)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms. All rights conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.
(i)
Irreparable Harm. Consultant acknowledges that any actual or threatened breach of its obligations under this Agreement would result in irreparable injury to the Company and there is no adequate remedy at law for any breach of its obligations under this Agreement and that upon any such breach or any threat of breach of such obligations by Consultant, the Company shall be entitled to appropriate equitable relief, including injunctive relief, to prevent or mitigate such irreparable harm to the Company. Consultant hereby waives any requirement that the Company obtain a bond or post any other security as a condition precedent to such equitable relief.
(j)
Interpretation. In this Agreement: (i) any headings are for reference purposes only and shall not be used in the construction and interpretation of this Agreement; (ii) the singular includes the plural, and vice versa; (iii) “includes”, “including”, “such as” and similar terms are not words of limitation; (iv) a person includes a natural person, partnership, joint venture, corporation or other entity; (v) a thing (including a right) includes a part of that thing; (vi) a section, term, schedule, exhibit or attachment is a reference to a section, term of, or schedule, exhibit or attachment to this Agreement; (vii) an agreement other than this Agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and (viii) a monetary amount is in U.S. dollars.
(k)
Relationship. Consultant’s relationship with the Company shall be that of an independent contractor, and this Agreement does not create any other relationship, whether partnership, joint venture, employer-employee or otherwise. Consultant is not authorized to act on behalf of the Company and shall not represent to any third party that Consultant is authorized to act on behalf of the Company. Neither Consultant, nor any of Consultant’s Personnel, has any authority, whether actual, express, implied or apparent, to bind the Company or otherwise create obligations on the part of the Company in any capacity. Neither Consultant nor any of Consultant’s

Personnel shall be considered employees of the Company and therefore shall not be eligible for any Company employee benefits plans as a result of this Agreement.
(l)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(m)
Assignment. Consultant shall not assign any rights or delegate any obligations under this Agreement without the prior written consent of the Company. The Company may assign this Agreement to an affiliate or any third party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
(n)
Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The Parties have executed this Agreement on the respective dates set forth below.

FibroBiologics, Inc.:

__/s/ Ruben Garcia______________

By: Ruben Garcia

Title: General Counsel

Address: 455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

Attention: Legal Department

***

Date: 5/15/2025

Consultant:

_Robert E. Hoffman_________

Consultant Name (PRINT)

/s/ Robert E. Hoffman

Signature

Title

Address: ******

Date: 5/15/2025

EXHIBIT A

STATEMENT OF WORK to

CONSULTING AGREEMENT between

Robert E. Hoffman and FibroBiologics, Inc.

This Statement of Work (the “SOW”) is effective as of May 15, 2025 (“SOW Effective Date”) and is entered into pursuant to the Consulting Agreement (the “Agreement”) between FibroBiologics, Inc. (the “Company”) and Robert E. Hoffman (the “Consultant”), effective May 15, 2025. Any capitalized term not defined in this SOW shall have the meaning given to it in the Agreement.

1. Services. The Services provided by Consultant to the Company under this SOW shall consist of the following:

• Assist the Company’s Chief Executive Officer and his delegates with finance and accounting matters, including capital raising activities.

2. Payment. The Company (or its designee) shall pay Consultant for the Services under this SOW as follows:

$*** per hour.

3. Invoices. Consultant shall submit to the Company (or its designee) a written invoice within thirty (30) days of completing the Services in accordance with this SOW, and such invoice shall be subject to the approval of the Company (or its designee). Consultant shall ensure that any invoices it submits to the Company (or its designee) comply with Section 2 of the Agreement, provide a reasonably detailed description of the Services rendered, include adequate details to enable the Company (or its designee) to verify the amounts payable by the Company (or its designee) under the invoice, and are submitted to the address provided by the Company (or its designee).

4. Term and Termination. The term of this SOW shall commence on May 15, 2025 and shall terminate on August 15, 2025, provided, however, that the Company may terminate this SOW in accordance with the terms of the Agreement.

5. Incorporation by Reference; Conflict. The provisions of this SOW are hereby expressly incorporated by reference into and made a part of the Agreement. In the event of a conflict between the terms and conditions of this SOW and those of the Agreement, the terms of the Agreement shall take precedence and control over those of this SOW.

6. Expenses. Company (or its designee) will reimburse Consultant, pursuant to Company’s Travel and Expense Policy for reasonable travel, lodging and out-of-pocket expenses incurred in connection with performance of the Services; provided, however that all travel will be according to guidelines established by Company.

7. Additional terms of, amendments to terms of and/or Company policies applicable to, the Consulting Agreement. (none, if not filled in or marked “None”)

• None

IN WITNESS WHEREOF, the Parties have caused this SOW to be duly executed as of the SOW Effective Date above.

CONSULTANT FibroBiologics, Inc.

By: /s/ Robert E. Hoffman By: /s/ Ruben Garcia

Name: Robert E. Hoffman Name: Ruben Garcia

Title: General Counsel